Exhibit 99.1
FREMONT GENERAL CORPORATION ANNOUNCES SALE OF MORTGAGE
SERVICING RIGHTS TO CARRINGTON MORTGAGE SERVICES, LLC WITH
RESPECT TO CERTAIN CARRINGTON SECURITIZATION TRUSTS
     (BREA AND SANTA ANA, CALIFORNIA) — March 20, 2008: Fremont General Corporation (“Fremont General” or the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“Bank”), announced today that the Bank has entered into a definitive agreement to sell the mortgage servicing rights to mortgage loans currently held in certain securitization trusts sponsored by an affiliate of Carrington Capital Management, LLC (“CCM”) to Carrington Mortgage Services, LLC (“CMS”), a wholly-owned subsidiary of CCM. An affiliate of CCM previously acquired these mortgage loans from the Bank prior to the securitizations being completed. The mortgage servicing rights to be sold are associated with underlying mortgage loans with a total remaining principal balance of approximately $1.9 billion, which represents approximately 13% of the total remaining mortgage loan principal balance currently serviced by the Bank. The transaction is expected to close on April 1, 2008, subject to the satisfaction of various closing conditions, including the receipt of certain third party consents. In addition to the purchase price for the mortgage servicing rights, the Bank will be reimbursed over a twelve month period for outstanding advances previously made by the Bank up to the closing date pursuant to the terms of the definitive agreement. CMS is not acquiring the Bank’s servicing platform or any other asset, nor is it assuming any of the Bank’s pre-closing liabilities. The mortgage servicing rights being acquired are an asset representing the present value of expected fees that are paid out of the securitized loan pools for activities such as loan collection, customer service and loss mitigation.
     The sale of these mortgage servicing rights to CMS means the collection, customer service and loss mitigation activities on the related loans that the Bank currently services will transition to CMS upon closing. The Bank and CMS place a high priority on customer service, and therefore, all impacted customers will receive direct communication explaining the change in procedures and contact information.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network located in the coastal and Central Valley regions of Southern California and residential real estate mortgage servicing through its wholly-owned bank subsidiary, Fremont Investment & Loan. Fremont Investment & Loan funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).
     The Retail Banking Division of the Bank continues to offer a variety of savings and money market products as well as certificates of deposits across its 22 branch network.

Customer deposits remain fully insured by the FDIC up to at least $100,000 and retirement accounts remain insured separately up to an additional $250,000.
     To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Regulatory Filings
     The Company’s periodic reports as filed with the Securities and Exchange Commission (“SEC”) can be accessed at www.fremontgeneral.com and on the EDGAR’s section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.
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